Exhibit 23.2




                      Consent of Independent Accountants

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of FrontLine Capital Group, formerly known as Reckson Service Industries, Inc. (the "Company"), for the registration of 3,038,388 shares of its common stock and to the incorporation by reference therein of our reports dated (i) February 22, 2000, with respect to the consolidated financial statements of Reckson Service Industries, Inc. and Subsidiaries (d/b/a FrontLine Capital Group) included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission on March 29, 2000, (ii) February 22, 2000, with respect to the consolidated financial statements of VANTAS Incorporated and Subsidiaries for the year ended December 31, 1999, included in the Company's Form 8-K filed with the Securities and Exchange Commission on March 2, 2000.

                                                         /s/ Ernst & Young LLP

New York, New York
April 5, 2000